As filed with the Securities and Exchange Commission on October 19, 2012.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WisdomTree Investments, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	6221	13-3487784
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

380 Madison Avenue, 21st Floor

New York, New York 10017

(212) 801-2080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan L. Steinberg

Chief Executive Officer

WisdomTree Investments, Inc.

380 Madison Avenue, 21st Floor

New York, New York 10017

(212) 801-2080

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jocelyn M. Arel, Esq.

Michael J. Minahan, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share(2)	29,868,185	$7.18	$214,453,568.30	$29,251.47

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, on the basis of the average of the high and low prices of the common stock on The NASDAQ Global Market on October 15, 2012.
(2)	Represents shares of common stock to be offered by the selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 19, 2012

PROSPECTUS

29,868,185 Shares

WisdomTree Investments, Inc.

Common Stock

The selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 29,868,185 shares of our common stock, par value $0.01, in one or more offerings. We will specify in an accompanying prospectus supplement more specific information about any such offering, the identity of the selling stockholders and the number of shares that each selling stockholder will be selling. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders.

The selling stockholders may sell shares of common stock directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the common stock, we will name them and describe their compensation in an accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on the NASDAQ Global Market under the symbol “WETF.” As of October 18, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $7.27 per share.

   Investing in our common stock involves risks that are described in the “Risk Factors” section in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell up to an aggregate of 29,868,185 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time the selling stockholders sell shares, we will, if necessary and required by law, provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between this prospectus and any prospectus supplement, you should rely on such prospectus supplement.

The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC’s web site or at the SEC’s offices as described below under the heading “Where You Can Find Additional Information.” Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” of this prospectus, before making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, all references to “WisdomTree,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to WisdomTree Investments, Inc., a Delaware corporation.

ABOUT WISDOMTREE INVESTMENTS, INC.

We are the only publicly-traded asset management company that focuses exclusively on exchange traded funds, or ETFs. An ETF is an investment fund that holds securities such as stocks or bonds and trades at approximately the same price as the net asset value of its underlying component assets. ETFs offer exposure to a wide variety of investment themes, including domestic, international and emerging market equities, fixed income securities, currencies or commodities, as well as securities in specific industries and countries. Our own family of ETFs includes both fundamentally weighted funds that track our own indexes, and actively managed funds. We distribute our ETFs through all major channels within the asset management industry, including brokerage firms, registered investment advisors, institutional investors, private wealth managers and discount brokers.

We focus on creating innovative and thoughtful ETFs for investors. We believe that our differentiated approach, employing a distinctive index-based methodology, delivers better risk adjusted returns over the long term. Our index-based funds employ a fundamental weighting investment methodology, which weights securities on the basis of factors such as dividends or earnings, whereas most other ETF indexes use a capitalization weighted methodology.

In addition, we are one of a small number of ETF sponsors that have received the necessary exemptive relief from the SEC to offer actively managed ETFs, which are ETFs that are not based on a particular index but rather are actively managed with complete transparency into the ETF’s portfolio on a daily basis. Our exemptive relief enables us to use our own indexes for certain of our ETFs, actively manage other ETFs and incorporate the use of derivatives in certain products, thereby allowing us to develop certain ETFs not yet offered by other sponsors. For example, we are the only ETF sponsor that has launched a managed futures strategy ETF.

We were incorporated in the state of Delaware on September 19, 1985. Our principal executive office is located at 380 Madison Avenue, 21st Floor, New York, New York, 10017, and our telephone number is (212) 801-2080. Our website is www.wisdomtree.com. Information contained on, or that can be accessed through, our website is not part of this prospectus. On July 26, 2011, the Company’s common stock began trading on the NASDAQ Global Market under the symbol “WETF.” WisdomTree® is our U.S. registered service mark.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase shares of our common stock pursuant to the registration statement, of which this prospectus is a part, please see the risk factors under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in the section entitled “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this prospectus include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	the outcome and impact of current and future litigation involving us;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may, from time to time, offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 29,868,185 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interests. The shares of common stock to be sold by the selling stockholders hereunder have been previously acquired in our private financing transactions, for which exemptions from the registration requirements of the Securities Act were available, that occurred in November 2004, July 2005 and October 2009.

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement or in filings we make with the SEC, which are incorporated by reference into this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. The selling stockholders may sell all, a portion or none of their shares at any time.

In addition, information about each selling stockholder may change over time. Any selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. If necessary and required by law, any revised or new information given to us by any selling stockholder will be set forth in an applicable prospectus supplement or amendments to the registration statement of which this prospectus is a part.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of our common stock. Percentage of beneficial ownership as given below is based on 125,081,780 shares of our common stock outstanding as of September 30, 2012.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
	Number	Percentage		Number	Percentage
Michael Steinhardt(1)	31,655,362	25.1	11,655,362	20,000,000	15.9
Entities Affiliated with RRE Ventures, LLC(2)	18,212,823	14.6	18,212,823	0	0

(1)	Includes 835,000 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days from September 30, 2012. Also includes 4,000,000 shares held by The Judy and Michael Steinhardt Foundation for which Mr. Steinhardt serves as a co-Trustee. Of the shares being offered, 7,655,362 are being offered by Mr. Steinhardt and 4,000,000 are being offered by the Foundation. The business address of Mr. Steinhardt and the Foundation is 650 Madison Avenue, New York, NY 10022. Mr. Steinhardt has served as a director and the non-executive Chairman of our Board of Directors since November 2004.
(2)	Includes 16,123,447 shares of common stock held by RRE Ventures III-A, L.P., 1,347,385 shares of common stock held by RRE Ventures Fund III, L.P., and 741,991 shares of common stock held by RRE Ventures III, L.P. (collectively the “RRE Entities”). The general partner of each of the RRE Entities is RRE Ventures GP III, LLC. The general partners of RRE Ventures GP III, LLC are James D. Robinson III, James D. Robinson IV, Stuart J. Ellman and Andrew L. Zalasin and they share voting and dispositive power over these shares. The business address of the RRE Entities is 130 East 59th Street, New York, NY 10022. The shares are being offered by the RRE Entities in proportion to their ownership. Mr. James D. Robinson IV has served as a member of our Board of Directors since November 2004.

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. To the extent required by law, this prospectus may be supplemented from time to time to set forth the terms of the offering and the method of distribution and to identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the shares;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the shares offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the shares offered in the prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The shares may be sold through forward contracts or similar arrangements. In connection with the sale of the shares, underwriters, dealers or agents may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may make a market in the shares or sell the shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the shares may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or the selling stockholders pay to underwriters or agents in connection with the offering of shares, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of the shares may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In addition, the selling stockholders may enter into option, share lending or other types of transactions that require such selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement. The selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus and any applicable prospectus supplement; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus and any applicable prospectus supplement.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by such selling stockholders or borrowed from such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post effective amendment). In addition, the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholders or in connection with a concurrent offering of other securities.

In connection with an offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares are also being sold to underwriters, the selling stockholders, as applicable, must have sold to these underwriters the shares not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus. The selling stockholders also may transfer or donate the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledges, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.

The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

Pursuant to the registration rights agreements with the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to pay all fees and expenses incurred by us incident to the registration of the Shares, including SEC filing fees. Each selling stockholder will be responsible for all costs and expenses in connection with the sale of their shares of Common Stock, including brokerage commissions or dealer discounts.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters, including the validity of the shares offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

In addition, all of the documents incorporated by reference into this prospectus may be accessed, free of charge, via the Internet at our investor relations website: www.wisdomtree.com/investor-relations. The contents of our websites are not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our websites are intended to be inactive textual references only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 and the quarter ended June 30, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2012, January 30, 2012, April 26, 2012, April 27, 2012, July 27, 2012, August 28, 2012 and October 10, 2012;

•

The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on March 31, 2011 (File No. 001-10932), including any amendments or reports filed for the purpose of updating such description; and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

WisdomTree Investments, Inc.

380 Madison Avenue, 21st Floor

New York, New York 10017

(212) 801-2080

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of WisdomTree Investments, Inc. which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. The selling stockholders will not bear any portion of the costs and expenses set forth below.

Registration fee	$29,251
FINRA filing fee	32,668	*
Legal fees and expenses	50,000	*
Accounting fees and expenses	25,000	*
Custodian fees	10,000	*
Printing fees and expenses	5,000	*
Miscellaneous	3,081	*
Total	$155,000	*

*	Estimated.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify him against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Our amended and restated certificate of incorporation (the “Charter”) provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Charter provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Charter further provides that any amendment, repeal or modification of these provisions by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a director serving at the time of such amendment, repeal or modification.

Our amended and restated by-laws (the “By-Laws”) provide that we will indemnify each of our directors and officers and, in the discretion of our Board of Directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement that are incurred or paid by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made, a party to or participant in because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided however, with respect to actions, suits and proceedings other than by or in the right of our company, that no indemnification shall be made under or in respect of any claim, issue or matter as to which he or she has been finally adjudged by a court of competent jurisdiction to be liable to our company, unless, and only to the extent that, the Delaware Court of Chancery or another court in which such proceeding was brought has determined upon application that, despite adjudication of liability, but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnification for such expenses that such court deems proper. The By-Laws further provide for the advancement of expenses to each of our directors and, in the discretion of the Board of Directors, to certain officers and employees. In addition, the By-Laws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Charter or By-Laws, agreement, vote of stockholders or otherwise. Furthermore, the By-Laws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the By-Laws.

Additionally, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by applicable law. These indemnification agreements will continue until and terminate upon the later of (i) ten years after the date that the indemnitee has ceased to serve as a director or officer of any entity which the indemnitee served at our request, or (ii) one year after the final termination of any proceedings then pending in respect of which the indemnitee is granted rights of indemnification or advancement of expenses or any proceeding commenced by the indemnitee.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 16. Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 19th day of October, 2012.

WISDOMTREE INVESTMENTS, INC.

By:	/s/ Jonathan L. Steinberg
Jonathan L. Steinberg
Chief Executive Officer and Director

POWER OF ATTORNEY

WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF WISDOMTREE INVESTMENTS, INC., hereby severally constitute and appoint Peter M. Ziemba and Amit Muni, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 19th day of October, 2012.

Signature	Title

/s/ Jonathan L. Steinberg Jonathan L. Steinberg	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Amit Muni Amit Muni	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Steinhardt Michael Steinhardt	Director, Non-Executive Chairman of the Board

/s/ Bruce I. Lavine Bruce I. Lavine	Vice Chairman and Director

/s/ Steven L. Begleiter Steven L. Begleiter	Director

/s/ Anthony Bossone Anthony Bossone	Director

/s/ R. Jarrett Lilien R. Jarrett Lilien	Director

Signature	Title

/s/ James D. Robinson, IV James D. Robinson, IV	Director

/s/ Frank Salerno Frank Salerno	Director, Lead Independent Director

EXHIBIT INDEX

Exhibit No.	Description

1.1 (1)	Form of Underwriting Agreement

4.1 (2)	Specimen Common Stock Certificate

4.2 (2)	Amended and Restated Stockholders Agreement among Registrant and certain investors dated December 21, 2006

4.3 (2)	Securities Purchase Agreement among Registrant and certain investors dated December 21, 2006

4.4 (2)	Securities Purchase Agreement among Registrant and certain investors dated October 15, 2009

4.5 (2)	Third Amended and Restated Registration Rights Agreement dated October 15, 2009

5.1 (3)	Opinion of Goodwin Procter LLP

23.1 (3)	Consent of Independent Registered Accounting Firm, Ernst & Young LLP

23.2 (3)	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1 (3)	Power of Attorney (included in Part II of this registration statement)

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
(2)	Incorporated by reference from the Registrant’s Registration Statement on Form 10 filed with the SEC on March 31, 2011.
(3)	Filed herewith.